                                                                     EXHIBIT 3.2


                  WILSHIRE REAL ESTATE INVESTMENT TRUST INC.

                                    BY-LAWS


                                   ARTICLE I.

                                  STOCKHOLDERS

     SECTION 1.01. ANNUAL MEETING. The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers, either at 10:00 a.m. on the second Monday of June in each year if not a legal holiday, or at such other time on such other day falling on or before the 30th day thereafter as shall be set by the Board of Directors. Except as the Charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

     SECTION 1.02. SPECIAL MEETING. At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting. Special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. The Secretary shall inform the stockholders who make the request of the reasonably estimated costs of preparing and mailing a notice of the meeting and, on payment of these costs to the Corporation, shall notify each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of stockholders held in the preceding 12 months.

     SECTION 1.03. PLACE OF MEETINGS. Meetings of stockholders shall be at such place in the United States as is set from time to time by the Board of Directors.

     SECTION 1.04. NOTICE OF MEETINGS; WAIVER OF NOTICE. Not less than ten nor more than 90 days before each stockholders' meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him or her, left at his or her residence or usual place of business, or mailed to him or her at his or her address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

     SECTION 1.05. QUORUM; VOTING. Unless any statute or the Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the vote entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

     SECTION 1.06. ADJOURNMENTS. Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the stockholders present in person or by proxy to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

     SECTION 1.07. GENERAL RIGHT TO VOTE; PROXIES. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a facsimile, telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

     SECTION 1.08. LIST OF STOCKHOLDERS. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

     SECTION 1.09. CONDUCT OF BUSINESS AND VOTING. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these By-Laws, the Charter or law, shall be decided or determined by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or questions shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

     SECTION 1.10. INFORMAL ACTION BY STOCKHOLDERS. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders meetings an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

     SECTION 1.11. MEETING BY CONFERENCE TELEPHONE. Stockholders may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

     SECTION 1.12. PROPER BUSINESS FOR ANNUAL STOCKHOLDERS' MEETING. Nominations for the election of directors and proposals for any new business to be taken up at any annual meeting of stockholders may be made by the Board of Directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. To be properly brought before the annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who is entitled to vote at the meeting. In addition to any other applicable requirements contained in the Charter, these By-Laws, or under law, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed by first class United States mail, postage prepaid, and received at the principal executive office of the Corporation not less than 50 days nor more than 75 days prior to the annual meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth
(i) one or more matters appropriate for stockholder action that the stockholder proposes to bring before the meeting, (ii) a brief description of the matters desired to be brought before the meeting and the reasons for conducting such business at the meeting, (iii) the name and record address of the stockholder,
(iv) the class and number of shares of the Corporation that the stockholder owns or is entitled to vote and (v) any material interest of the stockholder in such matters. In addition, if such notice is given by a stockholder with respect to nominations for the election of directors such notice shall also set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the stockholder giving such notice, his name and address as they appear on the Corporation's books and the class and number of shares of the Corporation which are beneficially owned by such stockholder. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedure set forth in this Section 1.12; provided, however, that nothing in this Section 1.12 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. The Chairman of the Board, or the President in the absence of the Chairman of the Board, shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 1.12 and if the Chairman of the Board, or the President in the absence of the Chairman of the Board, should so determine, shall so declare to the meeting any such business not properly brought before the meeting shall not be transacted.

     SECTION 1.13. PROPER BUSINESS FOR SPECIAL STOCKHOLDERS' MEETING. Only business specified in the notice of a special meeting (or any supplement thereto) given by or at the direction of the Board of Directors may be brought before such meeting. Nominations of persons for election to the Board of Directors must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before a meeting by or at the direction of the Board of Directors, or (iii) provided that the Board of Directors has determined that directors shall be elected at the meeting, otherwise properly brought before the meeting by a stockholder who is entitled to vote at the meeting. In addition to any other applicable requirements contained in the Charter, these By-Laws, or under law, for nominations to be properly brought before a special meeting by a stockholder, the stockholder must gave given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed by first class United States mail, postage prepaid, and received at the principal executive office of the Corporation not less than 50 days nor more than 75 days prior to the special meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth all of the information required and set forth in Section 1.12 above. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the special meeting except in accordance with the procedure set forth in this
Section 1.13. The Chairman of the Board, or the President in the absence of the Chairman of the Board, shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 1.13 and if the Chairman of the Board, or the President in the absence of the Chairman of the Board, should so determine, shall so declare to the meeting any such business not properly brought before the meeting shall not be transacted.


                                  ARTICLE II.

                               BOARD OF DIRECTORS

     SECTION 2.01. FUNCTION OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or By-Laws.

     SECTION 2.02. NUMBER OF DIRECTORS. The number of directors of the Corporation shall not be fewer than the minimum required by Maryland law nor more than nine. Within this range, the initial number shall be the number of directors provided in the Charter until changed as herein provided. Unless statute or the Charter provides otherwise, a majority of the entire Board of Directors may alter the number of directors set by the Charter to not exceeding 25 nor less than the minimum number then permitted herein, but the action may not affect the tenure of any director. At all times subsequent to the sale of stock of the Corporation pursuant to a Registration Statement filed under the Securities Act of 1933, as amended, a majority of the Board of Directors shall be "Independent Directors" (as defined in the Charter).

     SECTION 2.03. ELECTION AND TENURE OF DIRECTORS. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, at such annual meeting, the stockholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualify.

     SECTION 2.04. VACANCY ON BOARD. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, the stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies. Notwithstanding any provision of this Section 2.05, any vacancy on the Board of Directors among the Independent Directors not filled by the stockholders shall be filled by a vote of the majority of the Board or Directors (or the remaining directors if less than a quorum) and shall require the vote of a majority of the remaining Independent Directors.

     SECTION 2.05. REGULAR MEETINGS. After each meeting of stockholders at which directors shall have been elected, the Board of Directors shall meet as soon as practicable for the purpose of organization and the transaction of other business. In the event that no other time and place are specified by resolution of the Board, the President or the Chairman, with notice in accordance with
Section 2.08, the Board of Directors shall meet immediately following the close of, and at the place of, such stockholders' meeting. Any other regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors.

     SECTION 2.06. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place as may be designated in the call.

     SECTION 2.07. NOTICE OF MEETING. Except as provided in Section 2.06, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by telegraph, facsimile transmission or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his or her address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless these By-Laws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same time or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

     SECTION 2.08. QUORUM; ACTION BY DIRECTORS. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Unless statute or the Charter or By-Laws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

     SECTION 2.09. MEETING BY CONFERENCE TELEPHONE. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

     SECTION 2.10. COMPENSATION. Members of the Board of Directors who are Independent Directors shall each receive $12,000 annually as compensation for their services as such or on committees of the Board of Directors. If more than four meetings of the Board of Directors or committee thereof are held in a given year, then each Independent Director shall receive $1,000 for attending each such additional meeting in person and $100 per hour for attending each such meeting telephonically. Each Independent Director shall be reimbursed for costs and expenses incurred by such Independent Director in attending any meeting of the Board of Directors. Members of the Board of Directors who are not Independent Directors shall not receive additional compensation for their services as such or on committees of the Board of Directors.

     SECTION 2.11. INVESTMENT POLICIES AND RESTRICTIONS. The investment policies of the Corporation and the restrictions thereon shall be established from time to time by the Board of Directors, including a majority of the Independent Directors; provided, however, that the investment policies of the Corporation and the limitations thereon shall be at all times in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as it may be amended from time to time. The Independent Directors shall review the investment policies of the Corporation at least annually to determine that the policies then being followed by the Corporation are in the best interests of its stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the Board of Directors. Subject to the provisions of the Charter and the Bylaws, the Board of Directors, including a majority of the Independent Directors, may amend, revise or terminate any policy or policies as it shall deem appropriate in its sole discretion.

     SECTION 2.12. MANAGEMENT AGREEMENTS. To the extent permitted by applicable law and subject to such conditions, if any, as may be required by applicable law or other applicable rule or regulation, the Board of Directors may engage a manager to advise the Board of Directors and be responsible for directing the day-to-day business affairs of the Corporation ("Manager") pursuant to a written agreement or agreements ("Management Agreement"). The approval of any such Management Agreement and the renewal or termination thereof shall require the affirmative vote of the majority of the Independent Directors.

     The Board of Directors shall evaluate the performance of the Manager before entering into or renewing any Management Agreement. The minutes of the meetings with respect to such evaluation shall reflect the criteria used by the Board of Directors in making such evaluation. Upon any termination of the Management Agreement described in the initial registration statement of this Corporation's initial public offering of securities, the Board of Directors shall determine that any successor Manager possesses sufficient qualifications (a) to perform the management function for the Corporation and (b) to justify the compensation provided for in its contract with the Corporation. Each extension of the contract for the services of a Manager entered into by the Board of Directors shall have a term of no more than two years.

     In determining whether to enter into or renew any Management Agreement, the Independent Directors shall consider the following factors and all other factors that they may deem relevant and their findings on each of such factors shall be recorded in the minutes of the Board of Directors:

     (a) The size of management fee in relation to the size and profitability of the investment portfolio of the Corporation;

     (b) The success of the Manager in generating opportunities that meet the investment objectives of the Corporation;

     (c) The quality and extent of service and advice furnished by the Manager to the Corporation;

     (d) The rates charged to other corporations similar to the Corporation and to other investors by advisers performing similar services; and

     (e) Additional revenues realized by the Manager and its Affiliates through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business.

     SECTION 2.13. RELATED PARTY TRANSACTIONS. In addition to any other requirements imposed by the Charter, these By-Laws or applicable law, a majority of the Independent Directors shall approve general guidelines ("Guidelines") for the Corporation's investments, borrowings and operations, and the Independent Directors shall conduct a quarterly review of all transactions with WFSG or any Affiliate of WFSG, in advance, to insure compliance with the Guidelines. "WFSG" shall mean Wilshire Financial Services Group Inc., a Delaware corporation.

     SECTION 2.14. MANAGEMENT BY DIRECTORS. To the extent permitted by applicable law and subject to such conditions, if any, as may be required by applicable law or other applicable rule or regulation, the Board of Directors may elect to engage a Manager to advise the Board of Directors and be responsible for directing the day-to-day business affairs of the Corporation; provided that if management is delegated to a Manager the directors shall devote so much of their time to the Corporation's affairs as is necessary or required for the effective conduct and operation of the Corporation's business.


                                  ARTICLE III.

                                   COMMITTEES

     SECTION 3.01. COMMITTEES. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to declare dividends or distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

     SECTION 3.02. COMMITTEE PROCEDURE. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

     SECTION 3.03. EMERGENCY. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and these By-Laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Section 3.01. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of these By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of these By-Laws.

     SECTION 3.04. AUDIT COMMITTEE. The principal functions of the Audit Committee, if one shall be formed, shall include making recommendations to the Board of Directors regarding the annual selection of independent public accountants, reviewing the proposed scope of each annual audit and reviewing the recommendations of the independent public accountants as a result of their audit of the Corporation's financial Statements. In general, the Audit Committee shall perform such duties as are customarily performed by an audit committee of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to it by the Board of Directors.

     SECTION 3.05. COMPENSATION COMMITTEE. The principal functions of the Compensation Committee, if one shall be formed, shall include establishing the compensation of officers of the Corporation and establishing and administering the Corporation's compensation programs. In general, the Compensation Committee shall perform such duties as are customarily performed by a compensation committee of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to it by the Board of Directors.

                                  ARTICLE IV.

                                    OFFICERS

     SECTION 4.01. EXECUTIVE AND OTHER OFFICERS. The Corporation shall have a President, a Secretary, and a Treasurer. It may also have a Chairman of the Board. The Board of Directors shall designate who shall serve as chief executive officer, who shall have general supervision of the business and affairs of the Corporation, and may designate a chief operating officer, who shall have supervision of the operations of the Corporation. In the absence of any designation the Chairman of the Board, if there be one, shall serve as chief executive officer and the President shall serve as chief operating officer. In the absence of the Chairman of the Board, or if there be none, the President shall be the chief executive officer. The same person may hold both offices. The Corporation may also have one or more Vice-Presidents, assistant officers, and subordinate officers as may be established by the Board of Directors. A person may hold more than one office in the Corporation except that no person may serve concurrently as both President and Vice-President of the Corporation. The Chairman of the Board shall be a director, and the other officers may be directors.

     SECTION 4.02. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. Unless otherwise specified by the Board of Directors, he or she shall be the chief executive officer of the Corporation. In general, he or she shall perform such duties as are customarily performed by the chief executive officer of a corporation and may perform any duties of the President and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors.

     SECTION 4.03. PRESIDENT. Unless otherwise provided by resolution of the Board of Directors, the President, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. Unless otherwise specified by the Board of Directors, the President shall be the chief operating officer of the Corporation and perform the duties customarily performed by chief operating officers. He or she may execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. In general, he or she shall perform such other duties customarily performed by a president of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors or the chief executive officer of the Corporation.

     SECTION 4.04. VICE-PRESIDENTS. The Vice-President or Vice-Presidents, at the request of the chief executive officer or the President, or in the President's absence or during his or her inability to act, shall perform the duties and exercise the functions of the

President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the chief executive officer, or the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. Each Vice-President shall perform such other duties and have such other powers, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.

     SECTION 4.05. SECRETARY. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; he or she shall be custodian of the records of the Corporation; he or she may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same. In general, he or she shall perform such other duties customarily performed by a secretary of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors, the chief executive officer, or the President.

     SECTION 4.06. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation. In general, he or she shall perform such other duties customarily performed by a treasurer of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors, the chief executive officer, or the President.

     SECTION 4.07. ASSISTANT AND SUBORDINATE OFFICERS. The assistant and subordinate officers of the Corporation are all officers below the office of Vice-President, Secretary, or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the board of Directors, the chief executive officer, or the President.

     SECTION 4.08. ELECTION, TENURE AND REMOVAL OF OFFICERS. The Board of Directors shall elect the officers of the Corporation. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. All officers shall be appointed to hold their offices, respectively, during the pleasure of the Board. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time. The removal of an officer does not prejudice any of his or her contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office of the unexpired portion of the term.

     SECTION 4.09. COMPENSATION. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation. The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.


                                   ARTICLE V.

                               DIVISIONAL TITLES

     SECTION 5.01. CONFERRING DIVISIONAL TITLES. The Board of Directors may from time to time confer upon any employee of a division of the Corporation the title of President, Vice President, Treasurer or Controller of such division or any other title or titles deemed appropriate, or may authorize the Chairman of the Board or the President to do so. Any such titles so conferred may be discontinued and withdrawn at any time by the Board of Directors, or by the Chairman of the Board or the President if so authorized by the Board of Directors. Any employee of a division designated by such a divisional title shall have the powers and duties with respect to such division as shall be prescribed by the Board of Directors, the Chairman of the Board or the President.

     SECTION 5.02. EFFECT OF DIVISIONAL TITLES. The conferring of divisional titles shall not create an office of the Corporation under Article IV unless specifically designated as such by the Board of Directors; but any person who is an officer of the Corporation may also have a divisional title.


                                  ARTICLE VI.

                                     STOCK

     SECTION 6.01. CERTIFICATES FOR STOCK. The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Corporation. For certificated stock, each stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall also include on its face or back (a) a statement of any restrictions on transferability and (b) a statement which provides in substance that the Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock and any restrictions on transferability. Such request may be made to the Secretary or to its transfer agent. Upon the issuance of uncertificated shares of capital stock, the Corporation shall send the stockholder a written statement of the same information required above on the certificate and by the Maryland Uniform Commercial Code - Investment Securities. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid.

     SECTION 6.02. TRANSFERS. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

     SECTION 6.03. RECORD DATES OR CLOSING OF TRANSFER BOOKS. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.06, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

     SECTION 6.04. STOCK LEDGER. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Corporation.

     SECTION 6.05. CERTIFICATION OF BENEFICIAL OWNERS. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

     SECTION 6.06. LOST STOCK CERTIFICATES. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

     SECTION 6.07. EXEMPTION FROM CONTROL SHARE ACQUISITION STATUTE. The provisions of Sections 3-701 to 3-709 of the Corporations and Associations Article of the Annotated Code of Maryland shall not apply to any share of the capital stock of the Corporation. Such shares of capital stock are exempted from such Sections to the fullest extent permitted by Maryland law.


                                  ARTICLE VII.

                                    FINANCE

     SECTION 7.01. CHECKS, DRAFTS, ETC. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the Chairman of the Board, the President, a Vice-President or an Assistant Vice-President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

     SECTION 7.02. ANNUAL STATEMENT OF AFFAIRS. The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.

     SECTION 7.03. FISCAL YEAR. The fiscal year of the Corporation shall be the 12 calendar months period ending December 31st in each year, unless otherwise provided by the Board of Directors.

     SECTION 7.04. DIVIDENDS. If declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Charter.


                                 ARTICLE VIII.

                                INDEMNIFICATION

     SECTION 8.01. PROCEDURE. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance of expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

     SECTION 8.02. EXCLUSIVITY, ETC. The indemnification and advance of expenses provided by the Charter and these By-Laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. The Corporation shall not be liable for any payment under this By-Law in connection with a claim made by a director or officer to the extent such director or officer has otherwise actually received payment under insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder. All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this By-Law is in effect. Nothing herein shall prevent the amendment of this By-Law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this By-Law shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this By-Law or any provision hereof is in force.

     SECTION 8.03. SEVERABILITY; DEFINITIONS. The invalidity or unenforceability of any provision of this Article VIII shall not affect the validity or enforceability of any other provision hereof. The phrase "this By-Law" in this Article VIII means this Article VIII in its entirety.


                                  ARTICLE IX.

                               SUNDRY PROVISIONS

     SECTION 9.01. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or certified copy of these By-Laws shall be kept at the principal office of the Corporation.

     SECTION 9.02. CORPORATE SEAL. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

     SECTION 9.03. BONDS. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

     SECTION 9.04. VOTING STOCK IN OTHER CORPORATIONS. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

     SECTION 9.05. MAIL. Any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

     SECTION 9.06. EXECUTION OF DOCUMENTS. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

     SECTION 9.07. AMENDMENTS. These By-Laws may be repealed, altered, amended or rescinded (a) by the stockholders of the Corporation (voting together for this purpose as a single class) by the affirmative vote of not less than two-thirds (2/3) of all the votes entitled to be cast by the outstanding shares of capital stock of the Corporation generally in the election of directors which are cast on the matter at any meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting) or (b) by affirmative vote of not less than a majority of the Board of Directors (including a majority of the Independent Directors) at a meeting held in accordance with the provisions of these By-Laws.

     SECTION 9.08. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Corporation.